EXHIBIT 23.1

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 26, 1998, included in Northern Border Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.

Arthur Andersen LLP

Omaha, Nebraska
November 3, 1998